News Release

Amkor Technology Announces Plans to Build State-of-the-Art Factory and

Global R&D Center in Korea

CHANDLER, AZ, May 18, 2012 — Amkor Technology, Inc. (NASDAQ:AMKR) today announced that it plans to build a state-of-the-art factory and global research and development center in the Incheon Free Economic Zone, which is located in the greater metropolitan area of Seoul, Korea. The new factory and R&D center will focus on the design, development and full scale production of innovative semiconductor packaging and test services for the world’s leading semiconductor and electronic manufacturing companies.

“We are making a strategic, long term investment in our core manufacturing and research infrastructure. It is a commitment to the future,” said Ken Joyce, Amkor’s president and chief executive officer. “Korea is a worldwide center of excellence for the semiconductor and electronics industries, and with our new site we will be able to attract top engineering talent and a highly skilled workforce.”

“This investment will strengthen our competitive position as an industry leader providing advanced interconnect technologies, and help ensure our future growth,” added Joyce.

We have signed a non-binding memorandum of understanding for a site for the new facilities with approximately 186,000 square meters, or about 46 acres. We expect to spend approximately $350 million over the next three to four years to acquire and develop the land and buildings, with approximately $30 million planned for the fourth quarter of 2012 and approximately $70 million planned for 2013. The $100 million of spending planned for 2012 and 2013 is expected to be accrued this year and would be incremental to our previous guidance of $550 million of capital additions for 2012.

Construction is expected to commence in 2014 and the facility is expected to become operational by late 2015 or 2016. We expect to equip our new manufacturing and R&D facilities using our normal capital additions budget.

“Our total investment for this project may reach $1 billion over the next 10 years, although spending for a project like this will be spread over many years and can be controlled as needed as economic and market conditions and the cash needs for our business evolve,” noted Joyce.

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company’s Securities and Exchange Commission (“SEC”) filings and on Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding plans to build a new factory and research and development center and the timing, costs, benefits and features of such project, our ability to attract top engineering talent and a highly skilled workforce, our capital additions budget, our future growth and customer demand. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that the land for the new Incheon facility will be acquired on the terms expected or at all, that spending on the facility can be controlled as expected, that the facility will be built on the timeline, at the cost or to the specifications expected or at all or that the facility will generate sales of the type or amount expected or at all.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our subsequent filings with the SEC made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts

Amkor Technology, Inc.

Joanne Solomon

Executive Vice President and Chief Financial Officer

480-786-7878